PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Timothy A. Johnson
Vice President, Strategic
Planning and Investor Relations
614-278-6622

BIG LOTS REPORTS FIRST QUARTER EPS OF $0.68 PER DILUTED SHARE

14th CONSECUTIVE QUARTER OF RECORD EPS FROM CONTINUING OPERATIONS

COMPANY INCREASES ANNUAL EPS AND CASH FLOW GUIDANCE

Columbus, Ohio – May 27, 2010 – Big Lots, Inc. (NYSE: BIG) today reported net income of $55.9 million, or $0.68 per diluted share, for the first quarter of fiscal 2010 ended May 1, 2010.  This compares to net income of $36.2 million, or $0.44 per diluted share, for the first quarter of fiscal 2009.  Results include both continuing operations and discontinued operations.  Discontinued operations activity was minimal in the first quarter of both fiscal 2010 and fiscal 2009 and is discussed later in this release.

FIRST QUARTER HIGHLIGHTS

•	Record income from continuing operations of $0.68 per diluted share versus $0.44 per diluted share last year
•	Comparable stores sales increase of 6%
•	Operating profit rate of 7.3%, an increase of 200 basis points compared to last year
•	Generated $96 million of Cash Flow (defined as operating activities less investing activities)
•	Record first quarter inventory turnover

Continuing Operations

For the first quarter of fiscal 2010, income from continuing operations was $56.0 million, or $0.68 per diluted share, compared to income from continuing operations of $36.3 million, or $0.44 per diluted share, for the same period of fiscal 2009.

Net sales for the first quarter of fiscal 2010 increased 8.2% to $1,235.2 million, compared to $1,141.7 million for the same period in fiscal 2009.  Comparable store sales for stores open at least two years at the beginning of the fiscal year increased 6.0% for the quarter.

Operating profit for the first quarter of fiscal 2010 was $90.1 million, an increase of 49% compared to first quarter of fiscal 2009 operating profit of $60.3 million.  Our operating profit dollar growth was a result of our comparable store sales increase of 6%, improvement in the gross margin rate and significant expense leverage as a percent of sales.  Our gross margin rate for the quarter increased 10 basis points compared to last year as a result of lower markdowns as a percent of sales due to record inventory turnover, partially offset by higher freight costs.  Expense leverage of approximately 190 basis points was driven by the leveraging impact of a comparable stores sales increase of 6% over certain store and occupancy related costs along with lower advertising expense.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

For the first quarter of fiscal 2010, net interest expense was $0.2 million compared to net interest expense of $0.3 million last year.  The effective income tax rate for the first quarter of fiscal 2010 was 37.7% compared to 39.5% last year with the decrease in rate primarily due to the settlement of an uncertain tax position.

Inventory and Cash Management

Inventory ended the first quarter of fiscal 2010 at $745 million compared to $718 million last year.  The 4% increase in inventory was comprised of a 2% increase per average store along with a 2% increase in overall store count.  We experienced record first quarter inventory turnover as our 6% increase in comparable store sales exceeded the slight increase in average store inventory carried throughout the quarter.

We ended the first quarter of fiscal 2010 with $261 million of Cash and Cash Equivalents and no borrowings under our credit facility compared to $51 million of Cash and Cash Equivalents and no borrowings under our credit facility as of the end of the first quarter of fiscal 2009.  The $210 million increase in cash was attributable to cash generated by our business over the last 12 months, partially offset by the share repurchase activity during the first quarter of fiscal 2010 as discussed later in this release.

Share Repurchase Activity

On March 2, 2010, our Board of Directors authorized a $250 million increase to our $150 million program bringing the total authorization of the repurchase program to $400 million.  On March 10, 2010, we utilized $150 million of the authorization to execute an Accelerated Share Repurchase (ASR) transaction which reduced our common shares outstanding by 3.6 million.  The total number of shares repurchased under the ASR will be based upon the volume weighted average price of our stock over a predetermined period and will not be known until that period ends and a final settlement occurs.  The final settlement could increase or decrease the 3.6 million shares initially reduced from our outstanding common shares.  The terms of the ASR restrict us from declaring a dividend prior to its completion, which can be no later than January 26, 2011.  The remaining $250 million will be utilized to repurchase shares in the open market and/or in privately negotiated transactions at our discretion, subject to market conditions and other factors.  Common shares acquired through the repurchase program will be available to meet obligations under equity compensation plans and for general corporate purposes.  The repurchase program will continue until exhausted.

Discontinued Operations

As discussed in our Form 10-K filed with the SEC on March 30, 2010, activity related to KB Toys, our former division, as well as the operating results and costs associated with 130 Big Lots stores closed in January 2006 are classified as discontinued operations.  Net loss from discontinued operations for the first quarter of fiscal 2010 totaled $0.1 million compared to a net loss from discontinued operations of less than $0.1 million for the first quarter of fiscal 2009.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

2010 OUTLOOK

•	Provides initial Q2 guidance for income from continuing operations of $0.44 to $0.49 per diluted share versus income from continuing operations of $0.35 per diluted share for the same period last year
•	Provides initial Q2 comparable store sales guidance which calls for an increase of 4% to 5%
•
Increases fiscal 2010 annual guidance for income from continuing operations to $2.75 to $2.85 per diluted share versus adjusted (non-GAAP) income from continuing operations of $2.37 per diluted share last year

•	Increases fiscal 2010 comparable stores sales guidance to an increase of 3.5% to 4.5% from prior guidance of an increase of 3% to 4%.
•	Increases Cash Flow guidance to $220 million from prior guidance of $200 million

For the second quarter of fiscal 2010, we anticipate comparable store sales will increase in the range of 4% to 5% and our income from continuing operations is estimated to be in the range of $0.44 to $0.49 per diluted share, compared to income from continuing operations for the second quarter of fiscal 2009 of $0.35 per diluted share.

Given the strength of the first quarter operating results and expectations for the balance of the year, we raised our fiscal 2010 guidance for income from continuing operations.  We now anticipate fiscal 2010 income from continuing operations of $2.75 to $2.85 per diluted share, compared to our prior guidance of $2.65 to $2.75 per diluted share.  This EPS guidance is based on estimated fiscal 2010 comparable store sales in the range of 3.5% to 4.5% and an operating profit rate in the range of 7.3% to 7.5%.  We have increased our Cash Flow guidance to $220 million compared to our prior guidance of $200 million.

Conference Call/Webcast

We will host a conference call today at 8:00 a.m. Eastern Time to discuss our financial results for the first quarter and provide commentary on our outlook for fiscal 2010.  We invite you to listen to the webcast of the conference call through the Investor Relations section of our website (www.biglots.com).

If you are unable to join the live webcast, an archive of the call will be available through the Investor Relations section of our website (www.biglots.com) beginning two hours after the call ends and will remain available through midnight on Thursday, June 10. A replay of the call will be available beginning May 27 at 12:00 noon (Eastern Time) through June 10 at midnight by dialing: 1.888.203.1112 (United States and Canada) or 1.719.457.0820 (International). The PIN number is 4420475.

Big Lots is the nation’s largest broadline closeout retailer.  As of the end of the first quarter of fiscal 2010 (May 1, 2010), we operated 1,367 BIG LOTS stores in 47 states. Wholesale operations are conducted through BIG LOTS WHOLESALE, CONSOLIDATED INTERNATIONAL, and WISCONSIN TOY.  Our website is located at www.biglots.com.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, the current economic and credit crisis, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department 300 Phillipi Road Columbus, Ohio 43228-5311 Phone: (614) 278-6622 Fax: (614) 278-6666 E-mail: aschmidt@biglots.com

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	MAY 1	MAY 2
	2010	2009
	(Unaudited)	(Unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$260,948	$51,102
Inventories	745,226	718,151
Deferred income taxes	54,143	45,580
Other current assets	63,332	55,721
Total current assets	1,123,649	870,554

Property and equipment - net	487,879	484,585

Deferred income taxes	15,733	54,752
Other assets	31,012	26,008

	$1,658,273	$1,435,899

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$359,844	$257,373
Property, payroll and other taxes	73,889	71,041
Accrued operating expenses	59,248	50,189
Insurance reserves	40,388	39,244
KB bankruptcy lease obligation	4,665	4,988
Accrued salaries and wages	33,582	30,472
Income taxes payable	17,951	24,963
Total current liabilities	589,567	478,270

Deferred rent	33,731	28,926
Insurance reserves	44,695	45,457
Unrecognized tax benefits	19,525	26,593
Other liabilities	23,831	42,277

Shareholders' equity	946,924	814,376
	$1,658,273	$1,435,899

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	13 WEEKS ENDED		13 WEEKS ENDED
	MAY 1, 2010		MAY 2, 2009
		%		%
	(Unaudited)		(Unaudited)

Net sales	$1,235,162	100.0	$1,141,656	100.0

Gross margin	501,955	40.6	462,180	40.5

Selling and administrative expenses	392,780	31.8	382,682	33.5

Depreciation expense	19,100	1.5	19,215	1.7

Operating profit	90,075	7.3	60,283	5.3

Interest expense	(506)	(0.0)	(321)	(0.0)

Interest and investment income	343	0.0	6	0.0

Income from continuing operations before income taxes	89,912	7.3	59,968	5.3

Income tax expense	33,914	2.7	23,658	2.1

Income from continuing operations	55,998	4.5	36,310	3.2

Loss from discontinued operations, net of tax benefit of ($66) and ($51), respectively	(100)	(0.0)	(79)	(0.0)

Net income	$55,898	4.5	$36,231	3.2

Earnings per common share - basic (a)
Continuing operations	$0.69		$0.45
Discontinued operations	0.00		0.00
Net income	$0.69		$0.45

Earnings per common share - diluted (a)
Continuing operations	$0.68		$0.44
Discontinued operations	0.00		0.00
Net income	$0.68		$0.44

Weighted average common shares outstanding
Basic	80,932		81,408
Dilutive effect of share-based awards	1,453		916
Diluted	82,385		82,324

(a)
The earnings per share for Continuing Operations, Discontinued Operations and Net Income are separately calculated in accordance with accounting pronouncements; therefore, the sum of earnings per share for Continuing Operations and Discontinued Operations may differ, due to rounding, from the calculated earnings per share of Net Income.

BIG LOTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	13 WEEKS ENDED	13 WEEKS ENDED
	May 1, 2010	May 2, 2009
	(Unaudited)	(Unaudited)
Net cash provided by operating activities	$107,761	$97,873

Net cash used in investing activities	(11,427)	(12,858)

Net cash used in financing activities	(119,119)	(68,686)

Increase (decrease) in cash and cash equivalents	(22,785)	16,329
Cash and cash equivalents:
Beginning of period	283,733	34,773
End of period	$260,948	$51,102

BIG LOTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP EPS
(Unaudited)

The following table reconciles diluted earnings per share from continuing operations for fiscal 2010 guidance and fiscal 2009 actual results (GAAP financial measures) to adjusted diluted earnings per share from continuing operations (non-GAAP financial measures).

	52 WEEKS ENDED	52 WEEKS ENDED
	JANUARY 29, 2011	JANUARY 30, 2010
	(Guidance)	(Actual)

Diluted earnings per share from continuing operations on a GAAP basis (as reported)	$2.75 - $2.85	$2.44

Deduct: Gain on sale of real estate, net of tax benefit	-	(0.10)

Add Back: Legal settlement agreement, net of tax expense	-	0.03

Diluted earnings per share from continuing operations on an adjusted, non-GAAP basis	$2.75 - $2.85	$2.37

The adjusted diluted earnings per share from continuing operations is a “non-GAAP financial measure” as that term is defined by Rule 101 of Regulation G (17 CFR Part 244) and Item 10 of Regulation S-K (17 CFR Part 229). This non-GAAP financial measure excludes from the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) a pretax gain on the sale of real estate of $12,964 ($8,163, net of tax) and a pretax expense for a legal settlement  agreement of $4,000 ($2,420, net of tax).

Our management believes that the disclosure of this non-GAAP financial measure provides useful information to investors because the non-GAAP financial measure presents an alternative and appropriate method for measuring our operating performance, excluding certain items included in the most directly comparable GAAP financial measure.  Our management uses this non-GAAP financial measure, along with the most directly comparable GAAP financial measure, in evaluating our operating performance.